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                                                                       Exhibit 1







                            STOCK PURCHASE AGREEMENT

                            DATED AS OF JUNE 19, 2000

                                  BY AND AMONG

                               TMP WORLDWIDE INC.

                               MOVECENTRAL, INC.,

                               MOVECENTRAL COMPANY

                                       AND

                  THE BENEFICIAL OWNERS OF MOVECENTRAL COMPANY




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                                TABLE OF CONTENTS


Article I  The Purchase .....................................................................................1

         1.1  The Transaction................................................................................1

         1.2  Adjustment to Purchase Price...................................................................1

         1.3  Post-Closing Adjustment........................................................................1

         1.4  Allocation of Purchase Price...................................................................2

Article II  Manner of Exchange ..............................................................................2

         2.1  Exchange of Shares.............................................................................2

         2.2  Further Assurances.............................................................................3

Article III  Representations and Warranties of the Company, The Trust and the Beneficiaries..................3

         3.1  Organization and Good Standing.................................................................3

         3.2  Power and Authorization........................................................................3

         3.3  Subsidiaries ..................................................................................3

         3.4  Organizational Documents.......................................................................4

         3.5  Ownership of the Company.......................................................................4

         3.6  No Violation ..................................................................................4

         3.7  No Consent Required............................................................................4

         3.8  Financial Statements...........................................................................4

         3.9  Absence of Undisclosed Liabilities.............................................................5

         3.10  Compliance with Laws; Permits.................................................................5

         3.11  Property .....................................................................................5

         3.12  Condition of Property and Related Matters.....................................................6

         3.13  Material Contracts............................................................................6

         3.14  Intellectual Property.........................................................................6

         3.15  Accounts Receivable...........................................................................7

         3.16  No Prebillings or Prepayments.................................................................8

         3.17  Employee Benefit Plans........................................................................8

         3.18  Salaries .....................................................................................9

         3.19  Personnel Agreements, Plans and Arrangements..................................................9

         3.20  Customers ...................................................................................10

         3.21  Interest of the Company in Customers, etc....................................................10

         3.22  Books and Records............................................................................10

         3.23  Insurance Policies...........................................................................10

         3.24  Bank Accounts................................................................................11

         3.25  Taxes .......................................................................................11

         3.26  Litigation ..................................................................................12



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

         3.27  Environmental and Safety Requirements........................................................13

         3.28  Conduct of the Business......................................................................13

         3.29  Power of Attorney............................................................................14

         3.30  Brokers .....................................................................................14

         3.31  Reserved ....................................................................................14

         3.32  No Illegal or Improper Transactions..........................................................14

         3.33  No Misrepresentation.........................................................................14

         3.34  Year 2000 Compliance.........................................................................14


Article IV  Representations and Warranties of Buyer.........................................................15

        4.1  Organization and Good Standing; Power..........................................................15

        4.2  Authorization..................................................................................15

        4.3  No Violation ..................................................................................15

        4.4  No Consent Required............................................................................15

        4.5  No Misrepresentation...........................................................................15

Article V  Intentionally Omitted ...........................................................................16

Article VI  Conditions Precedent to the Closing.............................................................16

        6.1 Conditions Precedent to Obligations of Buyer....................................................16

        6.2  Conditions Precedent to Obligations of the Company, the Trust and the Beneficiaries............17


Article VII  Closing .......................................................................................17

        7.1 Closing ........................................................................................17

        7.2 Deliveries by the Company, the Trust and the Beneficiaries......................................17

        7.3 Deliveries by Buyer.............................................................................19

Article VIII  Other Agreements .............................................................................19

        8.1 Noncompetition; Nonsolicitation and Confidentiality.............................................19

        8.2  Reserved ......................................................................................20

        8.3  Survival of Representation and Warranties......................................................20

        8.4 Cooperation After the Closing...................................................................21

        8.5 Tax Matters ....................................................................................21

        8.6  Closing Date Financials........................................................................23

Article IX  Indemnification ................................................................................24

        9.1  Indemnification by the Beneficiaries...........................................................24

        9.2  Indemnification by Buyer.......................................................................24

        9.3  Procedure for Indemnification..................................................................24

        9.4  Limitation on Indemnification Rights...........................................................25


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

        9.5  Waiver of Claims...............................................................................25

        9.6  Sole Remedy for Damages........................................................................25

        9.7  Order of Claims................................................................................25

        9.8  Certain Reductions.............................................................................26

Article X  Miscellaneous ...................................................................................26

        10.1  Notices, Consents, etc........................................................................26

        10.2  Severability..................................................................................27

        10.3 Amendment and Waiver...........................................................................27

        10.4  Documents ....................................................................................27

        10.5  Counterparts..................................................................................27

        10.6  Expenses .....................................................................................27

        10.7  Governing Law.................................................................................27

        10.8  Headings .....................................................................................28

        10.9  Assignment ...................................................................................28

        10.10  Definitions..................................................................................28

        10.11  Entire Agreement.............................................................................29

        10.12  Third Parties................................................................................29

        10.13  Interpretative Matters.......................................................................29

        10.14  No Strict Construction.......................................................................29

        10.15  Arbitration..................................................................................29


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                            STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 19th day of June, 2000, by and among TMP Worldwide Inc., a Delaware corporation ("Buyer" or "TMP"), MoveCentral, Inc., a Massachusetts corporation (the "Company"), MoveCentral Company, a Massachusetts business trust (the "Trust"), the beneficial owners of the Trust listed on SCHEDULE A (each a "Beneficiary" and, collectively, the "Beneficiaries").

               WHEREAS, as of the date hereof, the Trust owned 107,941 shares of common stock (the "Company Common Stock") of the Company in the amounts set forth on SCHEDULE A;

               WHEREAS, the Company Common Stock (collectively, the "Company Shares," and individually, a "Company Share") constitutes all of the issued and outstanding capital stock of the Company;

               WHEREAS, the Trust desires to sell the Company Shares to Buyer and Buyer desires to purchase the Company Shares from the Trust, upon the terms and conditions set forth herein (the "Transaction"); and

               WHEREAS, the parties wish to set forth certain other agreements among them.

               NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE PURCHASE

               1.1 THE TRANSACTION. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 7.1 below) and upon the basis of the representations, warranties, covenants and agreements contained herein, the Trust shall sell, convey, transfer and deliver to Buyer, and Buyer shall purchase from the Trust, the Company Shares in consideration for an aggregate of twenty million dollars ($20,000,000), subject to adjustment under Section 1.2 below for the estimated amount that Equity (as defined in Section 1.3(b) below) on the Closing Date is less than zero dollars ($0) (the "Purchase Price").

               1.2 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price shall be adjusted downward at the Closing for the estimated amount that Equity on the Closing Date (as defined in Section 7.1 below) is less than zero dollars ($0). In addition, at the Closing, Buyer will pay the Company's estimated liability for "due to affiliates" on the Closing Date. The payment of such estimated liability will not impact the Equity calculation but will reduce the liability "due to affiliates" amount and increase the liability "due to TMP" on the Closing Date Financials. The parties agree that at the Closing, the estimated "due to affiliates" is three million five hundred thousand dollars ($3,500,000) and the estimated Equity is negative two million nine hundred thousand dollars (negative $2,900,000).

               1.3 POST-CLOSING ADJUSTMENT.

               (a) Notwithstanding anything to the contrary contained herein, as soon as practicable and in any event no later than 45 days after the Closing, the Beneficiaries shall deliver to Buyer an unaudited balance sheet and statements of operation and cash flows for the Company as of and for the period April 1, 2000 through the time on the Closing Date immediately prior to the Closing, but after giving effect to the third sentence of Section 1.2 (collectively, the "Closing Date Financials"). The Closing Date Financials shall be prepared in accordance with generally accepted accounting principles and on the same basis as the Company's other financial statements set forth on SCHEDULE
3.8 hereto, and include all normal and recurring adjustments necessary for a fair presentation of the information set forth therein. During the 45 days after the Closing, Buyer shall grant the Beneficiaries reasonable access to the books and records of the Company solely to the extent that such access is necessary to prepare the Closing Date Financials. As soon as is reasonably practicable, but in any event no later than the later of 75 days

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following the Closing Date and 30 days following receipt of the Closing Date
Financials from the Beneficiaries, Buyer shall complete a review of the Closing Date Financials and shall inform the Beneficiaries in writing that the Closing Date Financials are acceptable or object to the Closing Date Financials in writing, setting forth a specific description of Buyer's objections. If Buyer does not so object to the Closing Date Financials within such period, then Buyer will be deemed to have accepted the Closing Date Financials. If Buyer so objects to the Closing Date Financials and the Beneficiaries do not agree with Buyer's objections or such objections are not resolved on a mutually agreeable basis within 15 days of the Beneficiaries' receipt of Buyer's objections, any such disagreements shall be promptly submitted by either party to a mutually agreeable independent certified accounting firm (the "Independent Firm"). The Independent Firm shall resolve such dispute within 30 days after submission of the dispute by the parties. The decision of the Independent Firm shall be final and binding upon the Beneficiaries and Buyer and its fees, costs and expenses shall be borne by the party against which the Independent Firm shall rule or proportioned as deemed appropriate by such Independent Firm.

               (b) Subject to the proviso in the last sentence of this Section 1.3(b), the Purchase Price shall be adjusted upward or downward, on a dollar-for-dollar basis, by the amount that Equity as shown on the balance sheet included in the Closing Date Financials, as finally determined (the "Closing Balance Sheet") is less negative or more negative than the Equity amount of negative $2,900,000 set forth in Section 1.2 above. "Equity" is defined as total assets minus total liabilities, calculated using GAAP. In the event that Equity is more negative than negative $2,900,000 on the Closing Balance Sheet, the Trust or the Beneficiaries shall pay to Buyer (in the case of the Beneficiaries, pro rata in proportion to each Beneficiary's proportionate share of the Purchase Price) in cash within 10 business days of the acceptance of the Closing Balance Sheet the amount of such downward adjustment. In the event that Equity is less negative than negative $2,900,000 on the Closing Balance Sheet, Buyer shall pay to the Beneficiaries (pro rata in proportion to each Beneficiary's proportionate share of the Purchase Price) in cash within 10 business days of the acceptance of the Closing Balance Sheet the amount of such upward adjustment; provided, however, that in no event shall such upward adjustment exceed $500,000.

               (c) Any amount "due from affiliates" on the Closing Balance Sheet shall be paid in cash to Buyer by the Beneficiaries (pro rata in proportion to each Beneficiary's proportionate share of the Purchase Price) on behalf of such affiliates within 10 business days of the acceptance of the Closing Balance Sheet. Any amount "due to affiliates" on the Closing Balance Sheet shall be paid in cash by Buyer to the Beneficiaries (pro rata in proportion to each Beneficiary's proportionate share of the Purchase Price) on behalf of such affiliates within 10 business days of the acceptance of the Closing Balance Sheet.

               1.4 ALLOCATION OF PURCHASE PRICE. For purposes of this Agreement (including the preparation of Section 338(h)(10) Forms (as defined in Section 8.5(h) below)), an amount equal to the excess of the purchase price over the tax book value of the Company's assets shall be allocated to goodwill. The balance of the purchase price shall be allocated to the assets shown on the Company's balance sheet in an amount equal to their respective tax book values. Buyer, the Trust and the Beneficiaries shall file, and cause their respective Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with such allocation of purchase price and shall take no position contrary thereto unless required to do so by applicable Tax laws.

                                   ARTICLE II

                               MANNER OF EXCHANGE

               2.1 EXCHANGE OF SHARES.

               (a) DELIVERY OF CERTIFICATES. At the Closing, the Trust shall surrender to Buyer the certificate(s) representing all of the issued and outstanding shares of the Company's capital stock, accompanied by stock power(s) duly executed in blank, with all necessary stock transfer and other documentary stamps attached, and any other documents that are necessary to transfer to Buyer full ownership of the Company Shares free and clear of all Liens (hereinafter defined).

               (b) PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall pay to the Trust or its designee fourteen million four hundred ninety thousand dollars ($14,490,000) (the "Firm Funds") by wire transfer of

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immediately available funds, and the remaining portion of the Purchase Price payable at the Closing shall be held in escrow accounts in accordance with the Escrow Agreement and the Tax Escrow Agreement (each as defined in Section 2.1(c) below).

               (c) RELEASE OF ESCROW FUNDS AND TAX ESCROW FUNDS. One million seven hundred ten thousand dollars ($1,710,000) (the "Escrow Funds") shall be held pursuant to an Escrow Agreement among Buyer, Boston Safe Deposit & Trust Company (the "Escrow Agent"), the Trust and the Beneficiaries, substantially in the form of EXHIBIT A hereto (the "Escrow Agreement"). The Escrow Funds shall be released to the Beneficiaries in accordance with the terms of the Escrow Agreement. Nine hundred thousand dollars ($900,000) (the "Tax Escrow Funds") shall be held pursuant to an Agreement among Buyer, the Escrow Agent, the Trust and the Beneficiaries, substantially in the form of EXHIBIT B hereto (the "Tax Escrow Agreement"). The Tax Escrow Funds shall be released to the Beneficiaries in accordance with the terms of the Tax Escrow Agreement.

               2.2 FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Trust and the Beneficiaries shall execute such additional instruments and take such other actions as Buyer may reasonably request in order to effectively sell, transfer and assign the Company Shares to Buyer and confirm Buyer's title thereto.

                                   ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE TRUST AND THE
                                 BENEFICIARIES

               As an inducement to Buyer to enter into and perform its obligations under this Agreement, the Company, the Trust and the Beneficiaries, jointly and severally, represent and warrant to Buyer as follows:

               3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly licensed and qualified to do business and is in good standing as a foreign corporation in each other jurisdiction set forth on SCHEDULE 3.1 hereto, which are all jurisdictions where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing would not individually or in the aggregate have a material adverse effect on the business, results of operations, financial condition or assets of the Company. The Trust is a Massachusetts business trust duly organized and validly existing as such under the laws of the Commonwealth of Massachusetts.

               3.2 POWER AND AUTHORIZATION. Each of the Company and the Trust has full power and authority to execute and deliver this Agreement and any agreement, document, certificate or instrument being delivered pursuant to or in connection with the transactions contemplated by this Agreement (collectively the "Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Beneficiary has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which he or she is or will be a party, and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the performance by each of the Company and the Trust of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been duly authorized by the Company and by the shareholders of the Company and the Trust. This Agreement and the Transaction Documents have been duly executed and delivered by the Company and by the Trust and the Beneficiaries and constitute the legal, valid and binding obligations of the Company and of the Trust and the Beneficiaries, enforceable against the Company, the Trust and the Beneficiaries in accordance with their respective terms.

               3.3 SUBSIDIARIES. Other than the Trust's ownership of the Company Common Stock, neither the Company nor the Trust owns or controls (directly or indirectly), or owns or holds any right to acquire, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other entity, corporation, partnership, trust or any other business association.

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               3.4 ORGANIZATIONAL DOCUMENTS. The copies of the Certificate of
Incorporation and Bylaws of the Company and the organizational documents of the Trust, each as heretofore amended, which have been delivered to Buyer are true, complete and correct. SCHEDULE 3.4 contains a true and complete list of all officers and directors of the Company.

               3.5 OWNERSHIP OF THE COMPANY. The authorized capital stock of the Company consists of 200,000 shares of Company Common Stock, of which 107,941 are issued and outstanding, all of which are owned of record and beneficially by the Trust, free and clear of any and all Liens. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company Common Stock are as set forth in the Certificate of Incorporation of the Company, as amended to the date hereof, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws. None of the outstanding securities of the Company have been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. No contract, commitment or undertaking of any kind has been made for the issuance of additional shares of capital stock or other securities of the Company, nor is there in effect or outstanding any subscription, option, warrant or other right to acquire any shares of the Company Common Stock or other instruments convertible into or exchangeable for such shares. There are no voting trust agreements or other contracts, agreements or arrangements restricting or otherwise relating to voting, dividend or other rights with respect to the Company's capital stock. Except as set forth in SCHEDULE 3.5, the Company does not hold any shares of capital stock in its treasury. Upon delivery of the Company Shares to Buyer pursuant to the provisions of this Agreement, Buyer will acquire good, valid and marketable title to the Company Shares, free and clear of any and all Liens. All transfer taxes imposed by law in connection with sale, transfer and delivery of the Company Shares to Buyer will be paid as of the Closing.

               3.6 NO VIOLATION. Except as set forth in SCHEDULE 3.7, the execution, delivery and performance by the Company, the Trust and the Beneficiaries of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

               (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, lease or Material Contract by which the Company, the Trust or any Beneficiary, or any of their respective properties or assets, may be bound or affected;

               (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; or

               (c) conflict with or violate any provision of the Certificate of Incorporation or Bylaws or other organizational documents, each as heretofore amended, of the Company or the Trust, as the case may be.

               3.7 NO CONSENT REQUIRED. Except as set forth on SCHEDULE 3.7, no consent, approval, order or authorization of, or declaration, filing or registration with, any governmental authority or any party to any mortgage, note, bond, indenture, lease or Material Contract is required to be made or obtained by the Company, the Trust or any Beneficiary in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby.

               3.8 FINANCIAL STATEMENTS. As of the date hereof, SCHEDULE 3.8 contains the following: the Company's audited balance sheets and statements of operation and cash flows as of, and for the fiscal years ended, December 31, 1997, 1998 and 1999, respectively, and statements of stockholders' equity for the fiscal years ended December 31, 1998 and December 31, 1999 (the "Historical Financial Statements"), and unaudited balance sheets and statements of operation, stockholders' equity and cash flows as of and for the three-month period January 1, 2000 through March 31, 2000 (the "Interim Financial Statements"). The materials included and to be included in SCHEDULE 3.8 hereto are sometimes collectively referred to herein as the "Financial Statements".

               Each of the Financial Statements is true, complete and correct in all material respects, is consistent with the books and records of the Company and is in accordance with generally accepted accounting principles consistently applied and fairly presents the Company's financial condition, assets, liabilities and retained earnings as of their respective dates and the statements of operation, stockholders' equity and cash flows for the periods related thereto. All material liabilities and obligations, whether accrued, absolute, contingent, direct or indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due, which existed as of (i) December 31, 1999 and March 31, 2000, have been disclosed in the balance sheets included in the Historical Financial Statements and the Interim Financial Statements, respectively, or in the notes thereto and in SCHEDULE 3.8 and (ii) the time on the Closing Date immediately prior to the Closing will be disclosed in the Closing Date Financials. The statements of operation included or to be included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified on SCHEDULE 3.8 as attached hereto on the date hereof or in the footnotes to the Financial Statements. All amounts billed to the Company's customers and clients reflected or to be reflected on the Historical Financial Statements for the year ended December 31, 1999 and the Interim Financial Statements and SCHEDULE 3.15 hereto are for Business (as defined in Section 10.10 below) activities and not for any other business.

               3.9 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, the Company has not, and as of the Closing Date, the Company will not have, any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted), including but not limited to liabilities or obligations on account of Taxes (as defined in Section 10.10 below) or governmental charges or penalties, assessments, interest or fines thereon or in respect thereof, except (a) for liabilities specifically delineated in the Historical Financial Statements and/or the Interim Financial Statements, which are set forth on SCHEDULE 3.8 as attached hereto on the date hereof, (b) for liabilities and obligations under agreements, contracts, leases or commitments disclosed in this Agreement or in a Schedule hereto (none of which relates to any breach of contract, breach of warranty, tort, injury caused to another, infringement, claim, lawsuit or violation of law or the allegation or claim thereof), (c) for Taxes not yet due and owing, and (d) for liabilities and obligations arising in the ordinary course of business, consistent in form and amount with past practice, since March 31, 2000, none of which liabilities or obligations, individually or in the aggregate, is material in amount with respect to the business, prospects, results of operations, financial condition or assets of the Company. Except as disclosed on SCHEDULE 3.9, the Company is not under any obligation, contingent or otherwise, to refund or rebate any amounts paid or payable to it for services rendered prior to the date hereof. As of the date hereof, the Company does not have, and as of the Closing Date, the Company will not have, any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) to, or owing from, any Beneficiaries of the Company.

               3.10 COMPLIANCE WITH LAWS; PERMITS. The Company is in compliance with all laws, regulations, rules, ordinances, orders and other requirements applicable to the operation, conduct or ownership of its property or business in all material respects. Neither the Company nor the Beneficiaries has received notice (written or oral) of the violation or of any claim of violation of any law, regulation, rule, ordinance, order or other requirement or Permit (as defined below) applicable to it, except for any such violation which would not have a material adverse effect on the Company. The Company holds all of the permits, licenses, approvals and authorizations of governmental authorities or third parties (collectively, "Permits") necessary for the conduct of its business as it is presently conducted, except where the failure to hold such permit, license, approval or authorization would not have a material adverse effect on the Company. All such Permits are in full force and effect, and will remain with the Company upon, and will not be affected by, the Closing. To the knowledge of the Company, there is no condition, nor has any event occurred, which constitutes or with the giving of notice or passage of time or both would constitute a violation of the terms of any Permit. No cancellation, modification or revocation of any of the Permits is pending or, to the knowledge of the Company, threatened.

               3.11 PROPERTY. The Company owns no real property. Except as set forth on SCHEDULE 3.14, the Company has good and marketable title or rights as lessee to all real, personal, mixed, tangible and intangible property of any kind or nature owned or used by the Company, and the Company owns each of the assets shown or reflected or to be shown or reflected on the Financial Statements, in each case free and clear of all Liens, except for Liens identified on SCHEDULE 3.11 hereto on the date hereof. The assets and properties owned or leased by the

Company are sufficient to operate and conduct the business of the Company in a manner consistent with at least the same standards of quality and reliability as have been achieved as of the date hereof.

               All leases of real property and all material leases of personal property leased by the Company and utilized in its business, including any and all leases with related parties or any Affiliates (as defined in Section 10.10 below) of the Company (collectively, the "Leased Property"), are listed on
SCHEDULE 3.13, and true, correct and complete copies previously have been furnished or made available to Buyer. All leases with Affiliates and/or related parties carry terms and conditions no less favorable nor more favorable in all material respects to the Company than those which could have been obtained in arms'-length transactions with unrelated third parties. The Company enjoys peaceful and undisturbed possession under all such leases. Any real property that the Company occupies or leases under such leases is in good condition and repair (reasonable wear and tear excepted) with adequate plumbing, heating and air conditioning and with access to public roads and utilities as required for the conduct of its business, except for such deficiencies which are not material, individually or in the aggregate, in nature or cost.

               3.12 CONDITION OF PROPERTY AND RELATED MATTERS.


               (a) All buildings, machinery, equipment and other tangible assets used by the Company are in fair or good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business and are adequate and suitable for the uses to which they are being put. None of such items requires any repairs or replacement except for maintenance in the ordinary course of business or such other repairs or replacements which are not material, individually or in the aggregate, in nature or cost. All such assets and property are located at real property locations constituting the Leased Property, or as otherwise identified on SCHEDULE 3.12 hereto.

               (b) None of the properties or assets reflected in the balance sheet included in the Historical Financial Statements and the Interim Financial Statements and to be included in the Closing Date Financials is obsolete and not usable in the ordinary course of business. The Company is not contemplating, nor is the Company obligated to make, any capital expenditure in excess of $10,000 individually or in the aggregate which has not been disclosed to Buyer in writing.

               3.13 MATERIAL CONTRACTS. The Company has not entered into nor is it bound by any material contract, agreement, relationship or commitment, written or oral, including without limitation any obligations for money borrowed or under leases, or any arrangements with customers, other than those identified on SCHEDULE 3.13 hereto (the "Material Contracts"). True, correct and complete copies of all written Material Contracts and true and complete descriptions of all oral Material Contracts previously have been furnished to Buyer. Except as set forth on SCHEDULE 3.13, the Company is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by the Company, or to the knowledge of the Company and the Beneficiaries, any other party under any Material Contract or any other obligation owed by the Company, and, to the knowledge of the Company and the Beneficiaries, no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Material Contract or obligation. Except as set forth on SCHEDULE 3.13, the continuation, validity and effectiveness of all Material Contracts will in no way be affected by the transactions contemplated hereby and there are no negotiations pending to revise the terms of any such Material Contracts. Except as specifically described on SCHEDULE 3.13, the Company is not a party to or bound by any contract, agreement, relationship or commitment which in any way restricts or purports to restrict the Company's ability to acquire any property or assets or conduct business or provide services to any person or entity anywhere in the world. Without limiting the foregoing, none of the Company, the Trust nor any Beneficiary is a party to, or obligated to any party under, any
(i) shareholders' agreement, buy/sell agreement or any other agreement, written or oral, relating to or in any way affecting the disposition of the capital stock of the Company or (ii) any agreement, written or oral, relating to the indemnification of directors and/or officers of the Company.

               3.14 INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 3.14:

               (a) Notwithstanding any disclosure set forth on SCHEDULE 3.14, the Company owns and possesses all right, title and interest in and to, or has a valid license or right to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned;

               (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or is threatened, and, to the knowledge of the Company, there is no reasonable basis for any such claim;

               (c) neither the Company, the Beneficiaries nor, to the knowledge of the Company and the Beneficiaries, any registered agent of any of the foregoing, has received any notice of, nor is the Company or the Beneficiaries aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, any Beneficiary, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

               (d) to the knowledge of the Company, the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and neither the Company nor the Beneficiaries are aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated or as a result of the consummation of the transactions contemplated hereby;

               (e) all personnel, including without limitation employees, agents, consultants and contractors, who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (1) have been party to a "work-for-hire" arrangement or agreement with one of the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

               As used herein, the term "Proprietary Rights" means all proprietary information of the Company, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the Company's businesses, including but not limited to those found at the website at HTTP://WWW.MOVECENTRAL.COM. The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not adversely affect the right of Buyer or the Company to continue to use the Company' Proprietary Rights. To the extent that registration of any Proprietary Right is deemed useful by the Company or required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. SCHEDULE 3.14 sets forth a list and description of the copyrights, trademarks, service marks, trade dress and trade names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

               3.15 ACCOUNTS RECEIVABLE. SCHEDULE 3.15 is a true, correct and complete listing and aging of the Company's accounts receivable as of the last day of the last full calendar month preceding the date hereof, determined in accordance with generally accepted accounting principles consistently applied and determined in a manner consistent with the presentation in the Financial Statements. All of such accounts receivable have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. Such accounts receivable are not subject to counterclaims or set-offs, except to the extent that reserves for doubtful accounts have been established by the Company and are set forth on SCHEDULE 3.15 and which reserves have been adequately reflected on, and are consistent with presentation in, the Interim Financial Statements attached hereto on the date hereof. Promptly after the Closing Date but in no event later than thirty (30) days thereafter, the Beneficiaries will deliver to Buyer a true, correct and complete listing and aging of the Company's accounts receivable as of the day immediately preceding the Closing Date determined in accordance with generally accepted accounting principles consistent with the presentation in the Interim Financial Statements (the "Closing Date Receivables"), to be appended as part of
SCHEDULE 3.15 hereto. SCHEDULE 3.15 shall be deemed amended to include such listing upon delivery to Buyer thereof. As of the Closing Date, the Closing Date Receivables have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. Such accounts receivable are not subject to counterclaims or set-offs, except to the extent that reserves for doubtful accounts are established by the Company and are set forth on the Interim Financial Statements and SCHEDULE 3.15, in each case as attached hereto on the date hereof. The reserves for doubtful accounts established by the Company and reflected or to be reflected on SCHEDULE 3.15 or on the Interim Financial Statements have been or shall be determined in accordance with generally accepted accounting principles consistently applied and are and shall be consistent with the presentation in the Financial Statements.

               3.16 NO PREBILLINGS OR PREPAYMENTS. Except as set forth on
SCHEDULE 3.16, the Company has not billed and the Company will not bill, and the Company has not received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing Date.

               3.17 EMPLOYEE BENEFIT PLANS. Except as set forth in SCHEDULE 3.17, neither the Company nor any Plan Affiliate (as defined in Section 10.10 below) has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to or made any commitments to create any "employee pension benefit plan" (as defined in Section 3(2) of ERISA (as defined in Section 10.10 below)), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), "employee benefit plan" (as defined in Section 3(3) of ERISA), plan of deferred compensation, medical plan, life insurance plan, disability plan, dental plan or other plan providing for the welfare of any of the Company's or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, phantom stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, golden parachute, or any other program (collectively, "Employee Benefit Plans"), whether or not written or pursuant to a collective bargaining agreement, which has been in effect at any time since January 1, 1997 or which are reasonably likely to give rise to or result in the Company or Buyer having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. True, correct and complete copies of all Employee Benefit Plans previously have been furnished to Buyer along with all applicable summary plan descriptions, material employee communications, the annual reports for the two most recent years, the annual and periodic accounting of plan assets, most recent determination letter of the Internal Revenue Service, the most recent actuarial valuation relating thereto and the last PBGC-1. The Employee Benefit Plans (which, for purposes of this sentence and notwithstanding the reference to January 1, 1997 above, include any such plan maintained, sponsored, adopted, contributed to or obligated to by the Company or any Plan Affiliate within the last six years) have been maintained in all material respects in compliance with governing documents and agreements and with applicable laws, regulations, rules, ordinances, orders and other requirement of law. The Company, the Plan Affiliates, the Employee Benefit Plans and any related trusts have fulfilled all applicable obligations under the minimum funding standards of ERISA and the Code (as defined in Section 10.10 below), have not incurred and will not incur any liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise (except for payment of PBGC premiums which have been paid), and have not incurred any "accumulated funding deficiency" (as defined in
Section 302 of ERISA). No Employee Benefit Plan or trust created thereunder has been terminated or partially terminated, and there have been no "reportable events" (as such term is defined in Section 4043 of ERISA), with respect thereto which will or could result in the termination of such plan or give rise to a liability to the Company or Buyer. The present value of all benefits, determined as of the most recent valuation date for such benefits, vested under each Employee Benefit Plan that is a "Plan" (as defined in Section 3(3) of ERISA) does not exceed the value of the assets of such Plan allocable to such vested benefits, determined as of such date. None of the Employee Benefits Plans is a "Multi-employer Plan" within the meaning of Section 3(37) of ERISA and neither the Company nor any Plan Affiliate contributes to or has an obligation to contribute to, or has within the last six years contributed to or had an obligation to contribute to, a Multi-employer Plan. Each Employee Benefit Plan which is intended to be a tax qualified plan under Section 401(a) of the Code has been since its inception so qualified and is the subject of a favorable determination or opinion letter from the Internal Revenue Service with respect to such qualified status. All voluntary employee benefit associations have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the Internal Revenue Service. There has occurred no transaction prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption is not currently in effect. Except as set forth in SCHEDULE 3.17, the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not (either alone or in conjunction with another event, such as termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement and the Transaction Documents or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Benefit Plan. Except as set forth on SCHEDULE 3.17, each Employee Benefit Plan may be unilaterally terminated and/or amended by the Company at any time without damage or penalty.

               All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Benefit Plan with respect to all periods prior to the Closing have been or will be timely made prior to the Closing. With respect to each Employee Benefit Plan, (i) the Company has no knowledge of any application, proceeding or other matter that is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened; and (iii) to the knowledge of the Company, no facts exist which are reasonably likely to give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to the Company or the plan assets. Neither the Company nor any Plan Affiliate maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services, except as may be required pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or state health continuation law.

               3.18 SALARIES. SCHEDULE 3.18 contains a true, complete and correct list setting forth, as of May 15, 2000, (i) the names, job descriptions/titles, current compensation rate (including but not limited to salary, commission and bonus compensation), date of hire, vacation accrual rate and accrued vacation time of all individuals presently employed by the Company indicating whether they are employed on a salaried, hourly or piecework basis, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Company whose current annual compensation is or is expected to be in excess of $20,000. Except as set forth on SCHEDULE 3.18, there has been no increase in the compensation of the foregoing individuals or independent contractors since December 31, 1999, except for increases in the ordinary course of business consistent with the Company's past practice. Except as set forth on SCHEDULE 3.18, there has been no increase in the compensation of the foregoing individuals or independent contractors since May 15, 2000. Except as set forth on SCHEDULE 3.18, there has not been any promise to the employees listed on SCHEDULE 3.18 orally or in writing of any bonus or increase in compensation, whether or not legally binding, except for increases in the ordinary course of business consistent with the Company's past compensation practices and except for obligations incurred under existing bonus, insurance, pension or other Employee Benefit Plans described on SCHEDULE 3.17 OR
3.18. The Company has not made any prepayments of salaries, bonuses or any other amounts due to any of its employees or former employees. All obligations to employees, whether for salaries, commissions, bonuses, vacation or otherwise, which are required to be accrued on the Financial Statements in accordance with generally accepted accounting principles consistently applied have been accrued on the Financial Statements or will be accrued on the Closing Date Financials, in each case in accordance with generally accepted accounting principles consistently applied.

               3.19 PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS. Except as listed in SCHEDULES 3.17, 3.18 or 3.19, the Company is not a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors, or dealers, or (b) collective bargaining agreements or contracts with any labor or trade union, employee bargaining agency or other representative of employees or any employee benefits provided for by any such agreement. True, correct and complete copies of all items listed on SCHEDULE 3.17, 3.18 and 3.19 previously have been furnished or made available to Buyer. No strike, picketing, slow-down, work stoppage, lock-out, union organizational activity, allegation, charge or complaint of employment discrimination, unfair labor practice or other similar occurrence has occurred or is pending or, to the knowledge of the Company and the Beneficiaries, is threatened against the Company nor do the Company or the Beneficiaries know of any basis for any such allegation, charge, or complaint. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including but not limited to provisions thereof relating to wages, hours, vacation pay, equal opportunity, collective bargaining and the payment, deduction and remittance of all amounts required to be deducted and/or remitted in respect of wages and salaries and of other Taxes and such deductions are consistent with past practices and in accordance with generally accepted accounting principles consistently applied and consistent with the Financial Statements and either remitted same to the legally constituted authorities entitled to receive payment thereof or has reserved for same in its accounts and an amount of cash equal to the amount of such reserve has been set aside for payment thereof. The Company is not liable for any arrears of wages or any Taxes or penalties with respect to the foregoing. The Company has not entered into and the Company is not obligated to enter into any agreement relating to the payment of vacation pay to any employee, and the Company has no obligation to any employees to provide them with pay for vacation time other than as required by generally applicable provisions of law. Neither the Company nor the Beneficiaries have received notice from any employee of the Company that any such employee is terminating his or her employment with the Company, nor to the best knowledge of the Company and the Beneficiaries does any employee intend to terminate his or her employment with the Company as a result of the transactions contemplated hereby. There are no administrative charges or court complaints pending or, to the knowledge of the Company and the Beneficiaries, threatened against the Company concerning alleged employment discrimination or any other matters relating to the employment of labor. No trade union, counsel of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Company's employees by way of certification, interim certification, voluntary recognition, designation or successor right, (ii) has applied to be certified as the bargaining agent of the Company's employees, or (iii) has applied to have the Company declared a related employer pursuant to the provision of applicable law. To the knowledge of the Company and the Beneficiaries, no claim, injunction, fact, event or condition exists which would give rise to a material claim by any employee or former employee (including dependents and spouses thereof and other individuals covered thereunder) of the Company under any workers compensation laws, regulations, requirements or programs or for other medical costs and expenses.

               3.20 CUSTOMERS. SCHEDULE 3.20 is a complete list of all customers of the Company with billings in excess of $5,000 on an annualized basis in each of 1998, 1999 and the period from January 1, 2000 through April 30, 2000. The Company has furnished to Buyer a list of all customers of the Company since January 1, 1998, together with the amount of all billings with respect to each such customer from January 1, 1998 through April 30, 2000. Except as set forth on SCHEDULE 3.20, none of the customers for whom the Company provided services at any time since January 1, 1999, whether or not one of the Company's thirty
(30) largest, has canceled or otherwise terminated, or, to the knowledge of the Company and the Beneficiaries, threatened in writing to cancel or otherwise terminate, its relationship with the Company or materially reduced, or to the knowledge of the Company and the Beneficiaries, threatened to materially reduce, its business with the Company. Except as set forth on SCHEDULE 3.20, neither the Company nor any Beneficiary has received any notice or has any knowledge or reason to believe that any customer intends to cancel or otherwise modify its relationship with the Company on account of the transactions contemplated hereby or otherwise.

               3.21 INTEREST OF THE COMPANY IN CUSTOMERS, ETC. Except as set forth in SCHEDULE 3.21, neither the Company, the Beneficiaries nor any of their respective Affiliates has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person from whom or to whom the Company leases any real or personal property or in any other person with whom the Company has any business relationship. SCHEDULE 3.21 also describes, (i) all management, administrative, computer, telephone or other services provided by any of the Company's Affiliates, any Beneficiary or any of the Affiliates of any Beneficiary to the Company and all such services provided by the Company to any of such persons and entities, and (ii) all other contracts, agreements, arrangements or transactions (including the purchase and sale of inventory, supplies and other goods) between the Company, on the one hand, and any of such individuals or entities on the other hand, currently in effect, including, without limitation any agreement or arrangement relating to indebtedness to or from any of such individuals or entities, in each case setting forth the terms thereof if not effected on an arm's-length basis.

               3.22 BOOKS AND RECORDS. All the books, records and accounts of the Company are in all material respects accurate and complete, accurately reflect all material matters normally entered into the books, records or accounts maintained by similar businesses, are in all material respects in accordance with all laws, regulations and rules applicable to the Company and accurately present and reflect in all material respects all of the transactions described therein. The Company has accounting controls sufficient to ensure that its transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles.

               3.23 INSURANCE POLICIES. SCHEDULE 3.23 is a correct and complete list and description, including policy numbers, of all insurance policies owned or held by the Company or otherwise covering the Company, its employees or assets. Such policies are in full force and effect, and the Company is not in material default under any of them. The Company has not received any written notice of non-renewal, cancellation or intent to cancel, not renew or increase premiums or deductibles with respect to such insurance policies (other than with respect to increases in premiums and deductibles in the ordinary course of business). SCHEDULE 3.23 also contains a list of all pending claims in excess of $5,000 with any insurance company (other than health, medical and dental insurance claims of employees) and any instances within the previous two years of a denial of coverage in excess of $5,000 of the Company by any insurance company.

               3.24 BANK ACCOUNTS. SCHEDULE 3.24 is a complete and correct list of each bank and brokerage firm in which the Company has an account or safe deposit box, the number of each such account or box, the names of all persons authorized to draw thereon or to have access thereto, the amount on deposit in each such account and a description of the items in each such box as of a date not more than seven days prior to the date hereof.

               3.25 TAXES. Except as set forth on SCHEDULE 3.25:


               (a) The Company has properly prepared and duly and timely filed with the appropriate taxing authorities all material Tax Returns that are required to have been filed for, by, on behalf of or with regard to the Company and its assets, operations and businesses, and such returns are true, correct and complete in all material respects and reflect all material liabilities for Taxes for the periods covered thereby.

               (b) All material Taxes due and payable by or with respect to the Company for all periods through the Closing Date have been or will be fully and timely paid when due, and adequate cash reserves or accruals for Taxes (rather than for deferred Taxes) have been provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. The reserves and/or accruals described in the prior sentence are set forth on SCHEDULE 3.25. The Company has not incurred any Taxes other than in the ordinary course of business.

               (c) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of material Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all such material amounts required to be so withheld and paid over for all periods under all applicable laws.

               (d) Any deficiencies asserted, assessed or proposed as a result of any governmental audits of the Tax Returns of the Company have been paid or settled, and there are no present disputes as to Taxes payable by the Company. There is no audit, investigation, or proceeding in progress, pending or threatened in writing against the Company by any governmental agency in connection with Taxes. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination of the Company which, by application of the same or similar principles, is expected to result in a proposed deficiency for any subsequent taxable period.

               (e) The Company (1) for any open taxable year, has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes, including but not limited to any applicable statute of limitations; (2) for any open taxable year, has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed; (3) has not received any written ruling of a taxing authority related to Taxes or entered into any written and legally binding agreement with a taxing authority relating to Taxes, and (4) as of the date of this agreement, has not made and is not obligated to make any payments, nor is it a party to any agreement that could require it or any successor in interest to make payments that are not deductible under Section 280G of the Code.

               (f) The Company is not a party to any tax sharing agreement or similar document or arrangement.

               (g) After the date hereof, no election or consent which could or shall result in a material adverse effect on the Company or the Buyer with respect to any material Tax (or the computation thereof) materially affecting the Company will be made without Buyer's prior written consent.

               (h) The Beneficiaries have provided Buyer with true, correct and complete copies of (A) all income Tax Returns of the Company for all applicable taxable periods during the Company's last three full fiscal years and (B) any audit report issued within the last three years, relating to any Taxes due from or with respect to the Company, or its income, assets or operations. SCHEDULE
3.25 sets forth the jurisdictions in which the Company filed its Tax Returns since its inception, and no claim has ever been made by any taxing authority in a jurisdiction in which the Company does not (or did not) file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               (i) Neither the Company nor any other person (including the Trust and the Beneficiaries) on behalf of the Company has (1) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method, nor has any such change been proposed or threatened or (2) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law. Neither the Company nor any other person (including the Beneficiaries) on behalf of the Company has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by the Company.

               (j) The Trust (and the Company as its predecessor prior to the formation of the Trust) has properly and timely elected under Section 1362 of the Code, and (except in the case of the Trust) under each analogous or similar provision of state or local law in each jurisdiction where it is required to file a Tax Return, to be treated as an "S" corporation for all taxable periods since October 1, 1995. There has been no voluntary or involuntary termination or revocation of any such election. The Trust has properly elected for federal income tax purposes to be classified as an association taxable as a corporation effective as of the date of its formation.

               (k) No Beneficiary is a foreign person within the meaning of
Section 1445 of the Code.

               (l) The Company is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

               (m) The Company has never been a member of any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including, but not limited to, any combined, consolidated or unitary group other than such a group of which Cross Country Automotive Services, Inc. f/k/a the Cross Country Group, Inc. was the common parent. The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or would be treated as a pass-through or transparent entity for any tax purpose.

               (n) No property owned by the Company is (1) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (2) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code. There are no liens as a result of any unpaid taxes upon any of the assets of the Company other than for Taxes not yet due and owing.

               (o) No Tax will be imposed on the Company under Section 1374 of the Code in connection with the Transaction.

               (p) The Trust, the Company and the Beneficiaries will properly elect to apply Treasury Regulation Sections 1.1361-2 through 1.1361-5 for taxable years beginning on or after January 1, 2000.

               (q) The Trust has properly elected to treat the Company as a qualified subchapter S subsidiary within the meaning of Section 1361(b)(3)(B) of the Code.

               3.26 LITIGATION. Except as set forth in SCHEDULE 3.26, there is no claim, counter-claim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Company and the Beneficiaries, threatened against or involving the Company (or pending or, to the knowledge of the Company and the Beneficiaries, threatened against any of the officers, directors or key employees of the Company with respect to business activities on behalf of the Company) with respect to or affecting the Company, its accounts, business, properties, assets or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer or before any arbitrator; nor, to the knowledge of the Company and the Beneficiaries, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation, in any case reasonably likely to have a material adverse effect on the Company. The Company is not directly subject to or affected by any order, judgment, decree or ruling of any court or governmental agency. Neither the Company nor the Beneficiaries have received any written opinion or memorandum of legal advice from legal counsel to the effect that either of them is exposed to any liability which may be material to the business, results of operations, financial condition or assets of the Company. The Company is not engaged in any legal action to recover monies due it or for damages sustained by it, and none of the assets of the Company nor any of its business practices is in any manner, directly or indirectly, affected by injunction of any court or governmental, administrative or regulatory agency, body or officer.

               3.27 ENVIRONMENTAL AND SAFETY REQUIREMENTS. The Company is in material compliance with all applicable Environmental and Safety Requirements (as defined below), and the Company possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby. Neither the Company nor the Beneficiaries has received any written notice or other written communication from any party with respect to the Company's failure to comply with Environmental and Safety Requirements. For purposes of this Agreement, "Environmental and Safety Requirements" means all federal, provincial, foreign and local laws, bylaws, rules, regulations, ordinances, decrees, orders, statutes, actions, guidelines, standards, arrangements, injunctions, policies and requirements relating to public health and safety, worker health and safety, pollution and protection of the environment (including without limitation the handling of any polluted, toxic or hazardous materials), all as amended. The Company has no, nor are its properties subject to any, nor are there any facts or circumstances which the Company or the Beneficiaries reasonably believe could form the basis for any, liability, contingent or otherwise arising out of any Environmental and Safety Requirements. The Company does not have in its possession or under its control any hazardous substances, except those Hazardous Substances as are used in the ordinary course of the business of the Company and are used or maintained in compliance with the Environmental and Safety Requirements.

               3.28 CONDUCT OF THE BUSINESS. Except as set forth on SCHEDULE 3.28, since December 31, 1999, the Company has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities or obligations whatsoever other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change in the assets, condition (financial or otherwise), results of operations, employee or customer relations of the Company, nor has the Company received any written notice of any such change which is threatened, nor has there been any damage, destruction or loss materially adversely affecting any of the assets, or the business condition (financial or otherwise), results of operations, prospects or activities of the Company, whether or not covered by insurance. Without limitation of the foregoing and except as set forth on SCHEDULE 3.28, since March 31, 2000, neither the Company nor any person acting on the Company's behalf has:

               (a) voluntarily or involuntarily sold, transferred, abandoned, surrendered, subjected to a Lien or otherwise disposed of any assets or property rights except in the ordinary course of business consistent with past custom and practice;

               (b) changed any accounting principles, methods or practices utilized by it or changed any of its depreciation rates or amortization policies or rates;

               (c) made any loan or advance to any party in excess of $5,000;

               (d) issued, redeemed or purchased any stock, bond or corporate security or declared or made any payment or distribution on or with respect to its capital stock;

               (e) incurred debt, liabilities, or obligations of any nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except (i) current liabilities incurred and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice and (ii) bonus obligations to the Beneficiaries incurred in the ordinary course of business consistent with past custom and practice;

               (f) increased the compensation payable to any of its officers, employees or agents, except in the ordinary course of business consistent with past practice;

               (g) paid any amounts to or for the benefit of the Beneficiaries, or any officer, employee, consultant, contractor or agent other than salaries at the rates set forth on SCHEDULE 3.18;

               (h) waived any rights of substantial value;

               (i) transferred or disposed of any cash or cash equivalents outside of the ordinary course of business, consistent with past custom and practice;

               (j) entered into any other material transaction; or

               (k) committed to any of the foregoing.

               3.29 POWER OF ATTORNEY. Neither the Company, the Trust nor any Beneficiary has given to any person or entity for any purpose any power of attorney which is currently in effect.

               3.30 BROKERS. Except as set forth on SCHEDULE 3.30, neither the Company, the Trust nor any Beneficiary has incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents.

               3.31 [RESERVED.]

               3.32 NO ILLEGAL OR IMPROPER TRANSACTIONS. None of the Company, the Trust, the Beneficiaries or any of the Company's directors or officers or, to the knowledge of the Company and the Beneficiaries, any employees of the Company has, directly or indirectly used funds or other assets of the Company, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company.

               3.33 NO MISREPRESENTATION. None of the representations and warranties of the Company, the Trust and the Beneficiaries set forth in this Agreement or any of the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the knowledge of the Company, the Trust and the Beneficiaries, there is no material fact or information which has not been disclosed to Buyer in writing which materially adversely affects or could reasonably be anticipated to materially adversely affect the business, condition (financial or otherwise), property or assets of the Company or the ability of the Company, the Trust and the Beneficiaries to consummate the transactions contemplated hereby.

               3.34 YEAR 2000 COMPLIANCE. Except as set forth in the SCHEDULE 3.34, the computer systems of the Company (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and HVAC systems) are Year 2000 Compliant, except to the extent any failure to be Year 2000 Compliant, either individually or in the aggregate, would not have a material adverse effect on the business or prospects of the Company. The term "Year 2000 Compliant" as used herein means that the computer systems are (1) capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output, (2) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (3) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (4) have the ability to correctly process after January 1, 2000 data containing dates before that date, and (5) have the ability to recognize all "leap years", including the leap year 2000.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

               As an inducement to the Company, the Trust and the Beneficiaries to enter into and perform their respective obligations under this Agreement, Buyer hereby represents and warrants to the Company, the Trust and the Beneficiaries as follows:

               4.1 ORGANIZATION AND GOOD STANDING; POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

               4.2 AUTHORIZATION. The execution and delivery of this Agreement and the Transaction Documents, and the performance by Buyer of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Buyer. This Agreement and the Transaction Documents have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

               4.3 NO VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

               (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which Buyer or any of its properties or assets may be bound or affected;

               (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; or

               (c) conflict with or violate any provision of the Certificate of Incorporation or Bylaws, each as heretofore amended, of Buyer.

               4.4 NO CONSENT REQUIRED. No consent, approval, order or authorization of, or declaration, filing or registration with, any person, entity or governmental authority is required to be made or obtained by Buyer in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby.

               4.5 NO MISREPRESENTATION. To the knowledge of Buyer, there is no material fact or information which has not been disclosed to the Company, the Trust and the Beneficiaries in writing which materially adversely affects or could reasonably be anticipated to materially adversely affect the ability of Buyer to consummate the transactions contemplated hereby.

                                   ARTICLE V

                           [** INTENTIONALLY OMITTED]

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE CLOSING

               6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of
Buyer:

               (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by the Company, the Trust or any Beneficiary in the performance of any of their respective covenants herein to be performed by any or all of them in whole or in part prior to the Closing, and the representations and warranties of the Company, the Trust and the Beneficiaries contained in this Agreement, if specifically qualified by materiality, shall be true and correct as of the Closing and, if not so qualified, shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year, which shall be true and correct or true and correct in all material respects, as applicable, as of such specified date. Buyer shall receive at the Closing a certificate dated and validly executed on behalf of the Company, the Trust and the Beneficiaries (to the extent applicable) certifying, in such detail as Buyer may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of the Company, the Trust and the Beneficiaries (to the extent applicable) contained in this Agreement, specifying in detail the extent of any breaches thereof.

               (b) DELIVERY OF DOCUMENTS. Buyer shall have received all documents and other items to be delivered under Section 7.2.

               (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Company, the Trust or any Beneficiary could reasonably be expected to have a material adverse effect upon (i) the properties, assets, condition (financial or otherwise), operating results, employee or customer or supplier relations of the Company, (ii) Buyer or its Affiliates, or (iii) the benefits to Buyer or its Affiliates of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling Buyer to dispose of or discontinue or materially restrict the operations of a significant portion of the Company. All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the transactions contemplated hereby under applicable federal laws of the United States or applicable laws of any state or foreign country having jurisdiction over the transactions contemplated hereby shall have been obtained, made or expired, as the case may be (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

               (d) DAMAGE OR DESTRUCTION. From the date hereof until the Closing, there shall have been no material loss or destruction of any portion of the properties or assets of the Company, nor any institution or written threat of any condemnation or other proceedings to acquire or limit the use of any of the properties or assets of the Company.

               (e) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, or customer or supplier relations of the Company.

               (f) APPROVAL BY BUYER'S COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for Buyer.

               (g) BENEFICIARIES LOANS. Any and all loans from the Company to any Beneficiary or any Affiliate of the Company shall have been repaid to the Company in full, except as contemplated by Sections 1.2 and 1.3(c), and documentation evidencing such repayment, in form and substance satisfactory to Buyer, shall have been delivered to Buyer.

               6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY, THE TRUST AND THE BENEFICIARIES. The obligations of the Company, the Trust and the Beneficiaries under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Company, the Trust and the Beneficiaries:

               (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by Buyer in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of Buyer contained in this Agreement, if specifically qualified by materiality, shall be true and correct as of the Closing and, if not so qualified, shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year, which shall be true and correct or true and correct in all material respects, as applicable, as of such specified date. The Company, the Trust and the Beneficiaries shall receive at the Closing a certificate dated as of the Closing and executed on behalf of Buyer, certifying in such detail as the Company, the Trust and the Beneficiaries may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of Buyer contained in this Agreement, specifying in detail the extent of any breaches thereof.

               (b) DELIVERY OF DOCUMENTS. The Company, the Trust and the Beneficiaries shall have received all documents and other items to be delivered by Buyer under Section 7.3.

               (c) NO LEGAL OBSTRUCTION. All Requisite Regulatory Approvals shall be in full force and effect.

               (d) APPROVAL BY COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for the Company and the Beneficiaries.

               (e) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of Buyer.

                                  ARTICLE VII

                                     CLOSING

               7.1 CLOSING. The consummation of the transactions that are the subject of this Agreement are being closed (the "Closing") at the office of Buyer, 1633 Broadway, 33rd Floor, New York, NY 10019 no later than the third business day after the satisfaction or waiver of the conditions to the parties' obligations set forth in Article VI hereof (other than the delivery of certificates and opinions contemplated to be delivered at the Closing, which shall be delivered at the Closing) or at such other time or place as the parties may mutually agree (the "Closing Date"). The parties acknowledge that the Closing Date is June 19, 2000.

               7.2 DELIVERIES BY THE COMPANY, THE TRUST AND THE BENEFICIARIES. At the Closing, the Company, the Trust and the Beneficiaries shall deliver or cause to be delivered to Buyer:

               (a) STOCK CERTIFICATES AND INSTRUMENTS OF CONVEYANCE. Certificates for all of the Company Shares, accompanied by stock powers duly executed in blank, with all necessary stock transfer and other documentary stamps attached;

               (b) CONSENTS. Copies of all written consents required by Buyer to be obtained by the Company, the Trust or any Beneficiary in connection with the transactions contemplated by this Agreement and the Transaction Documents, if any, in form and substance reasonably satisfactory to Buyer;

               (c) OPINION OF COUNSEL. An opinion of counsel for the Company, the Trust and the Beneficiaries, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer;

               (d) ORGANIZATIONAL DOCUMENTS. The Certificate of Incorporation of the Company and the organizational documents of the Trust, as heretofore amended, certified by an appropriate official of their jurisdiction of incorporation as being in effect as of a recent date, and the Company's Bylaws certified by an appropriate officer of the Company as in effect at the Closing;

               (e) CERTIFICATE OF GOOD STANDING. A certificate of good standing, dated as of a recent date, issued by an appropriate official of each of the state of Massachusetts and of each other jurisdiction in which the Company is qualified to do business;

               (f) EMPLOYMENT AGREEMENTS. An employment agreement between Buyer and each of Richard E. Libby and Peter T. Lamson, in form and substance mutually agreed to by Buyer and each of Richard E. Libby and Peter T. Lamson (the "Employment Agreements"), duly executed by Richard E. Libby and Peter T. Lamson, respectively;

               (g) RESOLUTIONS. A copy of the resolutions of the Board of Directors of the Company and of the shareholders of the Company certified by the secretary of the Company as having been duly and validly adopted and in full force and effect as of the Closing Date authorizing execution and delivery of this Agreement and the Transaction Documents and performance, and consummation of the transactions contemplated hereby and thereby by the Company;

               (h) RESIGNATIONS. Resignations of all of the directors and officers of the Company, effective as of the Closing;

               (i) LIEN SEARCHES. Such lien searches and such other instruments showing that, except as set forth on SCHEDULE 7.2(i), there were no financing statements, judgments, taxes or other Liens outstanding against the Company or any of its assets or properties as of the Closing Date or a date that is not more than ten days prior to the Closing Date;

               (j) OTHER DOCUMENTS. Such other documents and instruments as Buyer or its counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby;

               (k) ESCROW AGREEMENT. The Escrow Agreement, duly executed by the Trust and the Beneficiaries;

               (l) TAX ESCROW AGREEMENT. The Tax Escrow Agreement, duly executed by the Trust and the Beneficiaries;

               (m) TAX OPINION OF COUNSEL. A tax opinion of counsel for the Company, the Trust and the Beneficiaries, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer;

               (n) SECTION 338(h)(10) FORMS. The Section 338(h)(10) Forms (as defined in Section 8.5(h) below), duly executed by the Beneficiaries;

               (o) TERMINATION AGREEMENTS. A termination agreement between the Company and each of Richard E. Libby and Peter T. Lamson, in form and substance mutually agreed to by Buyer and each of Richard E.

Libby and Peter T. Lamson (the "Termination Agreements"), duly executed by Richard E. Libby and Peter T. Lamson, respectively; and


               (p) AMENDMENT OF CROSS COUNTRY MARKETING AGREEMENT. An amendment to that certain Marketing Agreement, dated as of January 1, 2000, between Cross Country Home Services, Inc. ("CCHS") and the Company, in form and substance mutually agreed to by Buyer, the Company and CCHS, duly executed by the Company and CCHS.

               All documents delivered to Buyer shall be in form and substance reasonably satisfactory to counsel and accountants for Buyer.

               7.3 DELIVERIES BY BUYER. At the Closing, Buyer will deliver to the Company, the Trust and/or the Beneficiaries, as applicable, simultaneously with delivery of the items referred to in Section 7.2 above:

               (a) PURCHASE PRICE. The Firm Funds to the Trust and the Escrow Funds and the Tax Escrow Funds to the Escrow Agent;

               (b) EMPLOYMENT AGREEMENTS. The Employment Agreements, duly executed by Buyer;

               (c) ESCROW AGREEMENT. The Escrow Agreement, duly executed by
Buyer;

               (d) TAX ESCROW AGREEMENT. The Tax Escrow Agreement, duly executed by Buyer.

               (e) OPINION OF COUNSEL. An opinion of counsel for Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company; and

               (f) LEASE GUARANTY. A guaranty in favor of Thomas J. Flatley d/b/a The Flatley Company (the "Landlord") of the Lease, dated February 12, 1997, between the Company and the Landlord.

               (g) OTHER DOCUMENTS. Such other documents and instruments as the Company, the Beneficiaries or their counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby.

               All documents delivered to the Company, the Trust and/or the Beneficiaries shall be in form and substance reasonably satisfactory to counsel for the Company, the Trust and the Beneficiaries.

                                  ARTICLE VIII

                                OTHER AGREEMENTS

               8.1 NONCOMPETITION; NONSOLICITATION AND CONFIDENTIALITY.

               (a) NONCOMPETITION. Each Beneficiary acknowledges that it has had access to all of the proprietary and confidential information used in the business of the Company. Each Beneficiary further acknowledges that if he or any of his Affiliates were to compete with the Company or Buyer in such Business following the Closing, great harm might come to Buyer thereby destroying any value associated with the purchase of the Company and the goodwill of the Company. In furtherance of the sale of the Company Shares to Buyer hereunder by virtue of the transactions contemplated hereby and to more effectively protect the value of the Company so sold, each Beneficiary covenants and agrees that, for a period beginning on the Closing Date and ending on the date which is three years after the Closing Date (the "Term"), such Beneficiary shall not, and such Beneficiary shall cause his Affiliates not to, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages in the Business anywhere in or into the United States (the "Territory"), other than on behalf of and as an employee of the Company, the Buyer or an Affiliate of the Buyer. Notwithstanding the foregoing, nothing contained in this Section 8.1(a) shall prohibit such Beneficiary or his or her respective Affiliates from owning not more than an aggregate of one percent (1%) of any class of stock of any company whose primary activity is the Business which is listed on a national securities exchange or traded in over-the-counter market. Buyer acknowledges that (i) the Beneficiaries own or control certain other business entities engaged in providing services to real estate brokers and agents and home buyers and sellers, including without limitation Cross Country Home Services, Inc. and HMS National, Inc., and (ii) certain of the business entities owned or controlled by the Beneficiaries, but which business entities are not engaged in the Business, provide and perform change of address services that are ancillary to the business of such entities and are not the primary business of such entities. Each Beneficiary acknowledges that the covenants contained in this ARTICLE VIII are essential conditions for Buyer entering into this Agreement without which Buyer would not have entered into this Agreement or have paid the consideration payable by it. Each Beneficiary acknowledges that the restrictions set forth herein are reasonable, valid and necessary for the protection of the legitimate interest of Buyer and the Company.

               (b) NONSOLICITATION. Without limiting the provisions of Section 8.1(a) hereof, each Beneficiary agrees that neither such Beneficiary nor his respective Affiliates will, directly or indirectly, as employee, agent, consultant principal or otherwise (i) during the Term, solicit any Business from or in any way transact or seek to transact any Business with or otherwise seek to influence or alter the relationship between the Company or any of its Affiliates with any person or entity to whom the Company or any of its Affiliates provided Business services or to whom the Company or any of its Affiliates made a presentation relating to the Business at any time during the one year period preceding the Closing Date, or (ii) during the period beginning on the Closing Date and ending on the date which is two years after the Closing Date, solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its Affiliates and any person who is or was an employee of the Company or any of its Affiliates that was engaged in the Business at any time during the one year period preceding the Closing Date, other than on behalf of and as an employee of the Company, Buyer or an Affiliate of Buyer.

               (c) CONFIDENTIALITY. After the Closing, each Beneficiary and its Affiliates shall strictly maintain the confidentiality of all information, documents and materials relating to the Company or the transactions contemplated by this Agreement, including without limitation the existence of the Agreement and the terms thereof, except to the extent disclosure of any such information is required by law or authorized by Buyer or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that any Beneficiary reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this
Section 8.1(c), such Beneficiary will (i) provide Buyer with prompt notice before such disclosure in order that Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (ii) cooperate with Buyer in attempting to obtain such order or assurance. The provisions of this Section 8.1(c) shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by any Beneficiary or any of its Affiliates of this Agreement or becomes known in the industry through no wrongful act on the part of any Beneficiary or any of its Affiliates.

               (d) REMEDIES. Without limiting the right of Buyer to pursue all other legal and equitable rights available to it, including without limitation, damages for violation of this Section 8.1 by any Beneficiary or any of its Affiliates, it is agreed that other remedies cannot fully compensate Buyer for such a violation and that Buyer shall be entitled to injunctive relief and/or specific performance to prevent violation or continuing violation thereof, without bond and without the necessity of showing actual monetary damages. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 8.1, any term, restriction, covenant or promise in this Section 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

               8.2 [RESERVED.]

               8.3 SURVIVAL OF REPRESENTATION AND WARRANTIES. All of the representations and warranties of the parties contained in this Agreement or in any of the Transaction Documents shall, regardless of any investigation made by or on behalf of or any knowledge of Buyer, the Company or the Beneficiaries, survive the

Closing and continue in full force and effect for a period of two years thereafter, except that (i) the representations and warranties made in Sections 3.17, 3.25 and 3.27 shall survive until six months after the expiration of the applicable statute of limitations and (ii) the representations and warranties made in Sections 3.1, 3.2, 3.5, 3.29 and 3.30 shall survive indefinitely. The date on which a claim would be extinguished in accordance with Section 8.3 is sometimes referred to as the "Expiration Date" of such claim. Notwithstanding anything to the contrary herein, no claim for indemnification under Article IX shall be made with respect to any representation or warranty herein after the survival period for such representation or warranty, except as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event the applicable survival period shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim or action, including all applicable periods for appeal.

               8.4 COOPERATION AFTER THE CLOSING. Buyer, the Company and the Beneficiaries will, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement and the Transaction Documents. Without limiting the other obligations of the Beneficiaries hereunder, the Beneficiaries agree that, after the Closing, the Beneficiaries shall provide reasonable cooperation and assistance to Buyer or the Company, at Buyer's or the Company's sole cost and expense, with respect to any matters, disputes, suits or claims by or against any person not a party to this Agreement.

               8.5 TAX MATTERS.

               (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Beneficiaries shall be responsible for the preparation and filing of the Tax Returns of the Company for all taxable periods ending on or prior to the Closing Date and for the preparation and filing of all Tax Returns of the Trust. Tax Returns of the Company for the taxable year ended December 31, 1999 (if not already filed by the Closing Date) and the "S short year" (within the meaning of
Section 1362(e) of the Code), together with all work papers and schedules related thereto, shall be delivered to Buyer for its review and comment no later than twenty (20) days prior to the filing of such returns, and shall be prepared in a manner consistent with prior practice unless otherwise required by applicable laws. The Beneficiaries shall pay or cause to be paid any and all built-in gains taxes under Section 1374 of the Code payable as a result of the Transaction.

               (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for all periods which begin on or prior to the Closing Date and end after the Closing Date. Such Tax Returns shall be prepared in a manner consistent with prior practice unless otherwise required by applicable laws.

               (c) TAX INDEMNITIES.

                   (i) Except to the extent reserves for Taxes are taken into account in the determination of Equity under Section 1.3, the Beneficiaries shall be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless Buyer and its Affiliates, on a joint and several basis, against and reimburse Buyer and its Affiliates for any and all Taxes that may be imposed upon or assessed against the Company or its assets: (i) with respect to any Pre-Closing Period (as defined in Section 8.5(c)(iii)), (ii) arising by reason of any breach or inaccuracy of the representations contained in Section
3.25 hereof, (iii) with respect to any and all Taxes of any member of an affiliated group of which the Company (or any predecessor thereof) is or was a member on or prior to the Closing Date, including any Taxes for which the Company may be liable under Section 1.1502-6 of the Treasury regulations promulgated under the Code (or any similar provision of state, local or foreign law), (iv) by reason of being a successor-in-interest or transferee of another Person on or prior to the Closing Date, and (v) without duplication, with respect to any Taxes incurred by the Company or Buyer in connection with the transactions contemplated by this Agreement (including any Taxes arising as a result of any Section 338(h)(10) Election). In addition, if the Transaction does not result in an increase in the tax basis of the assets of the Company for federal or state excise, income or franchise tax purposes as a result of the transfer by the Beneficiaries of the Company Shares to the Trust or otherwise because of the participation or existence of the Trust, the Beneficiaries shall indemnify and hold harmless Buyer and its Affiliates against, and shall pay to Buyer an amount equal to, the Tax Benefits not realized by Buyer or its Affiliates that would have been realized had Buyer acquired the assets of the Company for the Purchase Price. The Beneficiaries shall also pay and shall indemnify and hold harmless Buyer and its Affiliates, on a joint and several basis, from and against any Losses (as defined in Section 9.1) incurred in connection with the Taxes for which the Beneficiaries are responsible to indemnify Buyer hereunder.

                   (ii) Subject to Section 8.5(d), payment by the Beneficiaries of any amount due to Buyer under this Section 8.5(c) shall be made within 10 days following written notice by Buyer that payment of such amount to the appropriate Tax authority is due by Buyer.

                   (iii) For purposes of this Section 8.5, "Pre-Closing Period" shall mean a taxable period or portion thereof that ends on or prior to the Closing Date. If a taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that ends on (and including) the Closing Date shall constitute a Pre-Closing Period. In the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the Pre-Closing Period shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date. Any credit shall be prorated based upon the fraction employed in clause (i) of the preceding sentence. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this
Section 8.5(c) shall be computed by reference to the level of such items on the Closing Date. For purposes of this Section 8.5, "Post-Closing Period" means any period other than a Pre-Closing Period.

                   (iv) The indemnification provided for in this Section 8.5 shall be without regard to the limitations on indemnification rights contained in Section 9.4(c); provided, however, that the indemnification set forth in the next to last sentence of Section 8.5(c)(i) (relating to Buyer's increase in Tax basis in the Company's assets) and any indemnification relating to the tax provided under Mass. Gen. L. Ch. 63, section 32D(b), frequently referred to as the Massachusetts "big S" tax, together with related surtaxes, interest and penalties (the "Massachusetts Big S Tax") shall be without regard to the limitations on indemnification rights contained in Sections 9.4(c) and 9.4(d).

               (d) CONTESTS.

                   (i) After the Closing, the Buyer and the Beneficiaries (or their designee) shall promptly notify each other in writing of any demand or claim received by the Beneficiaries, Buyer or the Company from any Tax authority or other party with respect to Taxes for which the Beneficiaries are liable pursuant to Section 8.5(c)(i). Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability.

                   (ii) The Beneficiaries (or their designee) may elect to control the conduct, through counsel of its own choosing and at its own expense, of any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 8.5(c)(i) (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"), other than any Contest relating to the Massachusetts Big S Tax. If the Beneficiaries (or their designee) elect to control such a Contest, they shall within 20 calendar days of receipt of the notice of asserted Tax liability notify the Buyer of their intent to do so, and the Beneficiaries (or their designee) shall have all rights to settle, compromise and/or concede such asserted liability; PROVIDED, HOWEVER, that Buyer shall have the right to consult with the Beneficiaries regarding any Contest that may affect the Company for any Post-Closing Period and PROVIDED FURTHER that the Beneficiaries shall not have the right to settle, compromise and/or concede any such Contest that may affect the Company for any period after the Closing Date without Buyer's prior written consent, which consent shall not be unreasonably withheld. If the Beneficiaries elect not to control such a Contest or fail to notify Buyer of their election as herein provided, Buyer or the Company may pay, compromise or contest, at its own expense, subject to (i) reimbursement by the Beneficiaries for reasonable third party expenses and (ii) the Beneficiaries' indemnification obligations under
Section 8.5(c)(i); provided, however, that (A) the Beneficiaries shall have the right to consult with Buyer regarding any Contest that may affect the Beneficiaries or the Trust for any Pre-Closing Period or with respect to which the Beneficiaries or the Trust may owe indemnification under this Agreement, and
(B) Buyer shall not have the right to settle, compromise and/or concede any such Contest without the Beneficiaries' prior written consent, which consent shall not be unreasonably withheld. Buyer shall have the sole right to represent the Company in any other Contest.

                   (iii) In the event that the Beneficiaries or any of their Affiliates shall after the Closing take any position in any Tax Return, or reach any settlement or agreement on audit, which is in any manner inconsistent with any position taken by the Beneficiaries or any of their Affiliates in any filing, settlement or agreement made by the Beneficiaries prior to the Closing and such inconsistent position (i) requires the payment by Buyer of more Tax than would have been required to be paid had such position not been taken or such settlement or agreement not been reached, (ii) affects the determination of useful life, basis or method of depreciation, amortization or accounting of any of the assets or properties of the Company or (iii) accelerates the time at which any Tax must be paid by Buyer, then the Beneficiary, in each such case, shall provide timely and reasonable notice to Buyer of such position and shall indemnify Buyer and hold it harmless from any Tax liability or Tax cost or any Loss arising from, in connection with or otherwise with respect to such position.

               (e) COOPERATION AND EXCHANGE OF INFORMATION. The Beneficiaries, Buyer and the Company will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company for the Tax period first ending after the Closing Date and for all prior Tax periods until the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods. Any information obtained under this Section 8.5(e) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

               (f) CONVEYANCE TAXES. The Beneficiaries agree to assume liability for and to pay any and all sales, value added, transfer, stamp, registration, real property transfer or gains and similar Taxes incurred as a result of the transactions contemplated hereby and to file all required change of ownership and similar statements.

               (g) TAX CHARACTERIZATION OF TRANSACTION. The parties hereto agree and covenant that the sale of the Company Shares by the Trust to the Buyer shall be characterized and reported for income tax purposes as a sale of assets and will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such characterization, subject to Section 8.5(h).

               (h) PROTECTIVE SECTION 338(h)(10) ELECTION. Buyer and the Beneficiaries shall join in making protective elections to have the provisions of Section 338(h)(10) of the Code and similar provisions of state, local or foreign law ("Section 338(h)(10) Elections") apply to the acquisition of the Company. The Beneficiaries shall execute and deliver to Buyer such documents or forms (including Section 338(h)(10) Forms as defined below) as Buyer shall request or as are required by applicable law for an effective Section 338(h)(10) Election. "Section 338(h)(10) Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local taxing authority in connection with a Section 338(h)(10) Election, including, without limitation, any "statement of Section 338(h)(10) election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to the treasury regulations promulgated under Section 338(h)(10) of the Code. The Beneficiaries shall be responsible for and shall pay any income, franchise or similar Taxes arising as a result of any Section 338(h)(10) Election or any comparable or resulting election under state, local or foreign law.

               (i) MISCELLANEOUS.

                   (i) The parties agree to treat all payments made under
ARTICLE I, ARTICLE IX and this Section 8.5 as adjustments to the Purchase Price for Tax purposes.

                   (ii) Except as expressly provided otherwise herein and except for the representations contained in Section 3.25 of this Agreement, this
Section 8.5 shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

               8.6 CLOSING DATE FINANCIALS. SCHEDULE 3.8 shall be deemed amended to include the Closing Date Financials upon receipt thereof by the Buyer from the Company.

                                   ARTICLE IX

                                 INDEMNIFICATION

               9.1 INDEMNIFICATION BY THE BENEFICIARIES. From and after the Closing, the Beneficiaries, jointly and severally, agree to indemnify, defend and save Buyer and its Affiliates, and each of their respective officers, directors, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with any such plans (each, an "Indemnified Buyer Party"), harmless from and against, and to promptly pay to an Indemnified Buyer Party or reimburse an Indemnified Buyer Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, Taxes, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any indemnified party in any action or proceeding between such indemnified party and the indemnitor or between any indemnified party and any third party or otherwise) (individually a "Loss" and collectively, the "Losses") sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of (i) any breach of a representation or warranty made herein by the Company or a Beneficiary, (ii) any non-compliance with or breach by the Company or a Beneficiary of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by the Company or a Beneficiary, (iii) any allegations by a third party that is not an Indemnified Buyer Party which, if true, would constitute a breach of a representation or warranty made herein by the Company or a Beneficiary or non-compliance with or breach by the Company or a Beneficiary of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by a Beneficiary, the Company or any or their respective Affiliates,
(iv) any obligation or liability, contingent or otherwise, of the Company for brokers' or finders' fees or commissions in connection with the Transaction or the Transaction Documents, except for such fees payable to FleetBoston Robertson Stephens set forth on SCHEDULE 3.30, and (v) the claim described on SCHEDULE
3.26. Notwithstanding anything to the contrary in the first sentence of this
Section 9.1, in no event shall any one Beneficiary be required to provide indemnification in excess of the PRO RATA portion of the Purchase Price received by such Beneficiary.

               9.2 INDEMNIFICATION BY BUYER. From and after the Closing, Buyer agrees to indemnify, defend and save the Beneficiaries and their Affiliates, and each of their respective officers, directors, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with such plans (each, an "Indemnified Seller Party") harmless from and against, and to promptly pay to an Indemnified Seller Party or reimburse an Indemnified Seller Party for, any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of (i) any breach of a representation or warranty made herein by Buyer,
(ii) any non-compliance with or breach by Buyer of any of the covenants or agreements contained in this Agreement or the Transaction Documents to be performed by Buyer, (iii) any allegations by a third party that is not an Indemnified Seller Party which, if true, would constitute or breach of a representation or warranty made herein by Buyer or non-compliance with or breach by Buyer of any of the covenants or agreements contained in this Agreement or the Transaction Documents to be performed by Buyer, and (iv) any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents.

               9.3 PROCEDURE FOR INDEMNIFICATION. The following procedure shall apply to the foregoing agreements to indemnify and hold harmless:

               (a) The party who is seeking indemnification (the "Claimant") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly after the Claimant learns of the claim or proceeding, provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it is actually damaged thereby.

               (b) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing (i) the Claimant shall not settle or compromise any such third party claim without the prior written consent of the Indemnitor and (ii) the Indemnitor shall not settle or compromise any such third party claim without the prior written consent of the Claimant, in each case of (i) and (ii) which consent shall not be unreasonably withheld.

               9.4 LIMITATION ON INDEMNIFICATION RIGHTS.

               (a) Subject to the provisions of Sections 9.4(b) and 9.4(c) below it is understood and agreed that no claim for recovery of indemnifiable damages may be asserted based on a representation or warranty or applicable portion thereof set forth in this Agreement or the Transaction Documents after the applicable Expiration Date.

               (b) The parties agree that any dispute, disagreement or controversy between any party relating to a warranty or representation or applicable portion thereof set forth in this Agreement or Transaction Documents that is not resolved by the applicable Expiration Date shall promptly be submitted to the JAMS/Endispute to be resolved by binding arbitration in accordance with their rules. The arbitration tribunal shall be composed of three arbitrators, one of whom shall be appointed by Buyer within ten business days of the applicable Expiration Date and one of whom shall be appointed by the other party or parties to the dispute, disagreement or controversy within ten business days of the applicable Expiration Date and one of whom shall be appointed by such two arbitrators within 15 business days of the applicable Expiration Date. The arbitrators will be directed to and shall resolve such dispute, disagreement or controversy on the basis of the information provided to them or as soon as practicable and, in any event, by the applicable Expiration Date.

               (c) Notwithstanding anything to the contrary contained in this Agreement, but subject to the next sentence of this Section 9.4(c), neither the Indemnified Buyer Parties, on the one hand, nor the Indemnified Seller Parties, on the other hand, shall be entitled to be indemnified pursuant to Section 9.1,
Section 9.2 or any other provision hereof unless and until the aggregate of all Losses incurred by Indemnified Buyer Parties or the Indemnified Seller Parties, as the case may be, exceeds $100,000 (the "Basket"), at which time the indemnifying party shall be obligated to indemnify the indemnified party for all Losses and not merely Losses in excess of such $100,000. The parties acknowledge that the Basket shall not apply to Losses arising out of or relating to (i) a breach of the covenant contained in the last sentence of Section 1.3(a), (ii) any adjustment to the Purchase Price under ARTICLE I or (iii) the indemnification provisions of Section 8.5.

               (d) Notwithstanding anything to the contrary set forth in this Agreement, but subject to the next sentence of this Section 9.4(d), the aggregate liability of the Beneficiaries under Section 9.1 shall not exceed thirty-five percent (35%) of the Purchase Price, as adjusted pursuant to Sections 1.2 and 1.3. The parties acknowledge that the limitation on indemnification rights set forth this Section 9.4(d) shall not apply to (i) any payment resulting from any adjustment to the Purchase Price under SECTION 1.3 or
(ii) the indemnification set forth in the next to last sentence of Section 8.5(c)(i) (relating to Buyer's increase in Tax basis in the Company's assets), or (iii) any indemnification relating to the Massachusetts Big S Tax.

               9.5 WAIVER OF CLAIMS. Without in any way limiting the obligations of the Beneficiaries under this Agreement, the Beneficiaries hereby expressly and irrevocably waives any rights of contribution, subrogation, recoupment, counterclaim, set-off or indemnification that the Beneficiaries may have against the Company.

               9.6 SOLE REMEDY FOR DAMAGES. Subject to the provisions of the next sentence of this Section 9.6 and except for Section 8.5, the indemnification obligations of the parties set forth in this Article IX shall constitute the sole and exclusive remedy of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement, the Transaction Documents or the Transaction. Notwithstanding the foregoing, the terms of this Section 9.6 shall not be construed as limiting in any way whatsoever any remedy to which any party may be entitled other than the recovery of money damages, including but not limited to equitable remedies, specific performance, injunctive relief and rescission.

               9.7 ORDER OF CLAIMS. Any claim by Buyer against the Company or any Beneficiary for recovery of indemnifiable damages pursuant to this Article IX or any other provision of this Agreement shall be first made against the value of the Escrow Funds before the claimant may proceed against the Beneficiaries for any remaining amounts due by the Beneficiaries. Any claim by Buyer against the Beneficiaries for indemnification with respect to the Massachusetts Big S Tax shall be first made against the value of the Tax Escrow Funds before Buyer may proceed against the Beneficiaries for any remaining amounts due by the Beneficiaries with respect to the Massachusetts Big S Tax.

               9.8 CERTAIN REDUCTIONS. Indemnification by any indemnified party pursuant to Article IX hereof shall be (i) reduced by the amount of any Tax Benefit to the relevant indemnified party, (ii) increased to take into account any Tax Cost incurred by the relevant Indemnified Buyer Party or Indemnified Seller Party, and (iii) limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds or any indemnity, contribution or other similar payment actually recovered by the indemnified party or any of its affiliates from any third party with respect thereto. The parties hereto shall treat all payments under this Article IX as an adjustment to the Purchase Price hereunder, unless a final determination (within the meaning of Section 1313 of the Code) causes any such payment not to be treated as an adjustment.

                                   ARTICLE X

                                  MISCELLANEOUS

               10.1 NOTICES, CONSENTS, ETC. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) delivered by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by courier, at the addresses as set forth below or at such other addresses as may be furnished in writing. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

               (a) If to the Beneficiaries:

                   c/o Howard L. Wolk
                   The Cross Country Group
                   4040 Mystic Valley Parkway
                   Medford, MA 02155

                   with a copy to:

                   Goodwin, Procter & Hoar LLP
                   Exchange Place
                   Boston, MA 02109
                   Attn:  H. David Henken, P.C.

               (b) If to the Company (prior to the Closing):

                   c/o The Cross Country Group
                   4040 Mystic Valley Parkway
                   Medford, MA 02155

                   with a copy to:

                   Goodwin, Procter & Hoar LLP
                   Exchange Place

                   Boston, MA 02109
                   Attn:  H. David Henken, P.C.

               (c) If to the Trust:

                   c/o Lane Altman & Owens LLP
                   101 Federal Street
                   Boston, MA 02110
                   Attn:  Nathan T. Wolk, as trustee

                   with a copy to:

                   Goodwin, Procter & Hoar LLP
                   Exchange Place
                   Boston, MA 02109
                   Attn:  H. David Henken, P.C.

               (d) If to Buyer or, after the Closing, the Company:

                   TMP Worldwide Inc.
                   1633 Broadway
                   33rd Floor
                   New York, NY  10019
                   Attn:  Andrew J. McKelvey

                   with a copy to:

                   TMP Worldwide Inc.
                   1633 Broadway
                   33rd Floor
                   New York, NY  10019
                   Attn:  Myron F. Olesnyckyj, Esq.

               10.2 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision which shall remain in full force and effect and be enforceable to the fullest extent permitted by law.

               10.3 AMENDMENT AND WAIVER. This Agreement may not be amended orally. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. The failure to enforce any provision of this agreement or to enforce a party's remedies with respect to the breach or default of any provision of this Agreement shall not operate as a waiver by such party of such provision.

               10.4 DOCUMENTS. Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

               10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

               10.6 EXPENSES. Except as reflected in the calculation of Equity pursuant to Section 1.3(b), the Beneficiaries shall pay all costs and expenses incurred or to be incurred by the Beneficiaries, the Trust and/or the Company in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the Transaction Documents, including without limitation all legal and accounting fees and expenses and fees and expenses relating to the preparation of the Financial Statements, and the Beneficiaries, the Trust and the Company agree that such costs and expenses shall not be deemed obligations of the Company for purposes of the Financial Statements.

               10.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflicts of law.

               10.8 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

               10.9 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either party hereto in any manner whatsoever, whether directly or by operation of law or otherwise, without the prior written consent of the other party hereto.

               10.10 DEFINITIONS. For purposes of this Agreement, the following terms have the meaning set forth below:

               "AFFILIATE" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended.

               "BUSINESS" shall be a collective reference to any and all aspects of services and products relating to change of address services, whether online or offline.

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "GAAP" means generally accepted accounting principles, applied on a consistent basis.

               "LIENS" means any liens, claims, mortgages, charges, security interests, pledges or other encumbrances or adverse claims or interests of any nature.

               "PERSON" means any individual, sole proprietorship, general or limited partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other entity or governmental authority.

               "PLAN AFFILIATE" means any person or entity with which the Company constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms is defined in Section 414 of the Code.

               "TAX" and "TAXES" includes any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a Beneficiaries of any Affiliated group, as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return relating thereto).

               "TAX BENEFIT" or "TAX COST" means the foreign, federal, state and local income Tax savings or Tax cost that have resulted or would result, if claimed, from any items of income, gain, loss, deduction or credit that (i) an Indemnified Seller Party or Indemnified Buyer Party is required to report in accordance with applicable law on a foreign, federal, state or local Tax Return of an Indemnified Seller Party or Indemnified Buyer Party filed for any year and
(ii) is directly attributable to such claim.

               "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

               10.11 ENTIRE AGREEMENT. This Agreement, the Transaction Documents, and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto and the Confidentiality Agreement previously executed by Buyer and the Company (the "Confidentiality Agreement") collectively constitute the sole and only agreement among the parties with respect to the subject matter hereof. Any agreements, representations or documentation respecting the transactions contemplated by this Agreement, including without limitation, any correspondence, discussions or course of dealing (including but not limited to the letter agreement between Buyer and the Company dated May 2, 2000), which are not expressly set forth in this Agreement, the Transaction Documents, or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto or are null and void, it being understood that no party has relied on any representation not set forth in this Agreement, the Transaction Documents or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto. It is expressly understood and agreed that upon Closing, the Confidentiality Agreement shall automatically be rendered null and void to the same extent as if it were never executed.

               10.12 THIRD PARTIES. Except as expressly set forth in ARTICLE VIII OR IX of this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

               10.13 INTERPRETATIVE MATTERS. Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, and (b) words in the singular or plural include the singular and plural, pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and
(d) the term "including" shall mean by way of example and not by way of limitation. The word "knowledge," or any similar usage, when used herein respect to the Company, means the actual knowledge of the directors, officers and key employees of the Company. The word "knowledge," or any similar usage, when used herein respect to the Beneficiaries, means the actual knowledge of Howard L. Wolk, Sidney D. Wolk and Jeffrey C. Wolk.

               10.14 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

               10.15 ARBITRATION. Subject to Section 9.4(b), the parties agree that any dispute, disagreement or controversy between any party relating to any matter set forth in this Agreement shall be submitted to JAMS/Endispute to be resolved by biding arbitration in accordance with their rules. The arbitration tribunal shall be composed of three arbitrators, one of whom shall be appointed by Buyer and one of whom shall be appointed by the other party or parties to the dispute, disagreement or controversy and one of whom shall be appointed by such two arbitrators. The arbitrators will be directed to and shall resolve such dispute, disagreement or controversy on the basis of the information provided to them or as soon as practicable and, in any event, by the applicable Expiration Date. Notwithstanding the foregoing provisions of this Section 10.15, but subject to Section 9.4(b), neither party shall be obligated to utilize the arbitration procedure set forth above with respect to any dispute, disagreement, controversy or claim for which one of the remedies sought is equitable or injunctive relief.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  TMP WORLDWIDE INC.

                                  By:   /S/ MYRON OLESNYCKYJ
                                        --------------------------------------
                                            Name:  Myron Olesnyckyj
                                            Title:  Vice President

                                  MOVECENTRAL, INC.

                                  By:   /S/ HOWARD L. WOLK
                                        --------------------------------------
                                            Name:  Howard L. Wolk
                                            Title:  Vice President

                                  MOVECENTRAL COMPANY

                                  By:   /S/ HOWARD L. WOLK
                                        --------------------------------------
                                            Name:  Howard L. Wolk
                                            Title:  Trustee

                                  /S/ SIDNEY D. WOLK
                                  --------------------------------------------
                                           Sidney D. Wolk

                                  /S/ HOWARD L. WOLK
                                  --------------------------------------------
                                         Howard L. Wolk

                                  /S/ MICHAEL D. WOLK
                                  --------------------------------------------
                                           Michael D. Wolk

                                  /S/ JEFFREY C. WOLK
                                  --------------------------------------------
                                            Jeffrey C. Wolk

                                  /S/ ROBIN A. WOLK
                                  --------------------------------------------
                                           Robin A. Wolk

                                  /S/ NATHAN T. WOLK
                                  --------------------------------------------
                                           Nathan T. Wolk


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